CONSENT AND AMENDMENT NO. 1

                                       TO

                                CREDIT AGREEMENT


         This Consent and Amendment No. 1 (this "Agreement"), made as of this 12th day of November 2004, to the Credit Agreement dated as of April 28, 2004 (as amended, supplemented, or otherwise modified from time to time, the "Credit Agreement") by and among: MediaBay, Inc. ("MediaBay"), Radio Spirits, Inc. ("RSI") and Audio Book Club, Inc. (collectively with MediaBay and RSI the "Borrowers" and each individually, a "Borrower"); the Guarantors signatory thereto; the lenders signatory thereto (the "Lenders"); and Zohar CDO 2003-1, Limited, as agent for the Lenders (the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrowers are indebted to the Lenders pursuant to a Credit Agreement;

         WHEREAS, MediaBay has raised $900,000 of gross proceeds from the sale of 1,800,000 shares of its common stock and warrants to purchase 400,000 shares of common stock (the "Permitted Stock Sale");

         WHEREAS, MediaBay desires to retain the entire proceeds of the Permitted Stock Sale;

         WHEREAS, Borrowers have requested that Lenders (i) consent to the retention by Borrowers of the $900,000 of gross proceeds from the Permitted Stock Sale and (ii) amend the Credit Agreement; and

         WHEREAS, Lenders have agreed to consent to the retention by Borrowers of the $900,000 of gross proceeds from the Permitted Stock Sale and amend the Credit Agreement, but only to the extent, and on the terms set forth expressly below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms that are used herein without definition, and which are defined in the Credit Agreement shall have the respective meanings ascribed to therein.

2. One Time Consent to Retention of Net Equity Issuance Proceeds. Subject to the terms and conditions set forth herein, and notwithstanding the requirement under Section 2.8(d) of the Credit Agreement regarding the application of Net Equity Issuance Proceeds, the Lenders hereby consent to the retention by the Borrowers of all of the $900,000 of gross proceeds MediaBay received from the Permitted Stock Sale.

3. Amendment to the Credit Agreement. The definition of "Adjusted EBITDA" set forth in Section 1.1 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

                "Adjusted EBITDA" means, for any period, an amount equal to the sum, determined on a consolidated basis for Borrowers and all their subsidiaries for such period, of (i) the consolidated earnings (or loss) from the operations after all expenses and other proper charges, but before payment or provision for any income taxes or interest expense, plus (ii) depreciation and amortization, plus (iii) extraordinary and nonrecurring losses, minus (iv) extraordinary and nonrecurring gains (in each case, as determined under GAAP), plus (v) non-cash stock compensation, plus (vi) any expense required to be recorded under GAAP in respect of the issuance of stock options or stock awards; provided that as required by Section 1.2, the foregoing sum shall be adjusted for the effect of advertising expenses and New Member Acquisition Costs as expensed as such amounts are incurred; provided, further, that solely for the purpose of determining the value of Adjusted EBITDA for any period which includes the Fiscal Quarter period ending September 30, 2004, the foregoing sum shall be further adjusted by adding (y) an additional reserve for inventory obsolescence in the amount of $1,000,000, which reserve was taken in the quarter ended September 30, 2004, and (z) a write-off of advances to publishers in the amount of $1,100,000, which write-off was taken in the third quarter of 2004.

4. Effectiveness. This Agreement shall become effective as of the date of receipt by the Agent of (a) counterparts of this Amendment duly executed and delivered by each of the Borrowers, the Guarantors and the Lenders and (b) payment of all fees and expenses (including attorneys' fees) and out-of-pocket expenses of the Agent and Lenders that are due and payable from the Borrowers to the Agent and Lenders, including but not limited to all such amounts incurred in connection with this Agreement.

5. Representations and Warranties. Each Credit Party hereby represents and warrants to the Lenders and Agent that the representations and warranties of such Credit Party contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof other than as referred to herein, except to the extent such representations and warranties expressly relate to a different specific date in which case such representations and warranties shall be true and correct in all material respects as of such date. To induce the Lenders to enter into this Agreement, each Credit Party further represents and warrants that:

                  a. Such Credit Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

                  b. This Agreement has been duly executed and delivered by such Credit Party and constitutes such Credit Party's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

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                  c. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Credit Party of this Agreement.

                  d. There exist no causes of action, offsets, claims, counterclaims or defenses against Agent or Lenders with respect to the Obligations under the Credit Agreement or any other Credit Document.

                  e. Except for Permitted Liens, Agent has valid, continuing and duly perfected first and prior liens on and first priority security interest in the Collateral.

6. No Other Amendment. This Agreement shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Credit Parties that would require a waiver or consent of the Lenders. Except as expressly waived hereby, all the terms, provisions and conditions of the Credit Agreement are and shall remain unchanged and shall continue in full force and effect. All references in the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

7. Release of Lenders and Agent. Each Credit Party hereby releases the Lenders and the Agent and the Lenders' and Agent's respective subsidiaries, affiliates, members, partners, officers, employees, representatives, agents, managers, counsel, directors, successors and assigns, both present and former, from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

8. Acknowledgment. Each Credit Party acknowledges, ratifies and reaffirms the validity and enforceability of the Credit Agreement and all liens and security interests granted thereunder to Lenders as collateral security for its Obligations and acknowledges that all such liens and security interests and all collateral pledged as security for the Obligations continue to be and remain collateral for the Obligations from and after the date hereof.

9. Miscellaneous. The terms of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement.

10. GOVERNING LAW. THIS AGREEMENT AND ALL CLAIMS, DISPUTES AND MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, WILL BE

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         GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
         NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE, WITHOUT REFERENCE TO CONFLICTS OF LAWS PROVISIONS.



  [Remainder of page intentionally left blank; signatures on following pages.]


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         In witness whereof, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above.

                           BORROWERS:
                           MEDIABAY, INC.

                           By:                 /s/ John F. Levy
                                   ---------------------------------------------
                                   Name:       John F. Levy
                                   Title:      Vice Chairman and Chief Financial
                                               Officer

                           RADIO SPIRITS, INC.

                           By:                 /s/ John F. Levy
                                   ---------------------------------------------
                                   Name:       John F. Levy
                                   Title:      Executive Vice President

                           AUDIO BOOK CLUB, INC.

                           By:                 /s/ John F. Levy
                                   ---------------------------------------------
                                   Name:       John F. Levy
                                   Title:      Executive Vice President


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                                     AGENT:

                                     ZOHAR CDO 2003-1, LIMITED

                                     By:     Patriarch Partners VIII, LLC
                                             Its Collateral Manager

                                     By:     /s/ Lynn Tilton
                                             -----------------------------------
                                             Name:    Lynn Tilton
                                             Title:   Manager


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                                     LENDER:

                                     ZOHAR CDO 2003-1, LIMITED

                                     By:  Patriarch Partners VIII, LLC
                                          Its Collateral Manager

                                     By:      /s/ Lynn Tilton
                                          --------------------------------------
                                          Name:     Lynn Tilton
                                          Title:    Manager


                                      Address for Notices:
                                      -------------------
                                      c/o Patriarch Partners VIII, LLC
                                      112 South Tryon Street, Suite 700
                                      Charlotte, North Carolina 28284
                                      Telephone:        (704) 227-1200
                                      Facsimile:        (704) 375-0358


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                                      GUARANTORS:

                                      ABC INVESTMENT CORP.

                                      By:    /s/ John F. Levy
                                          --------------------------------------
                                          Name:   John F. Levy
                                          Title:  Executive Vice President

                                      MEDIABAY.COM, INC.

                                      By:    /s/ John F. Levy
                                          --------------------------------------
                                          Name:   John F. Levy
                                          Title:  Executive Vice President

                                      VIDEO YESTERYEAR, INC.

                                      By:    /s/ John F. Levy
                                          --------------------------------------
                                          Name:   John F. Levy
                                          Title:  Executive Vice President


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